SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The
Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): June 30, 2004

APOLLO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Arizona	0-25232	86-0419443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4615 East Elwood Street, Phoenix, Arizona	85040

(Address of Principal Executive Offices)	(Zip Code)

(480) 966-5394

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     99.1 Press Release dated June 30, 2004

Item 9. Regulation FD Disclosure.

          On June 30, 2004, Apollo Group, Inc. reported via press release the appointment of Todd Nelson to chairman and an additional $500 million for stock repurchase. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2004	APOLLO GROUP, INC.
	By:	/s/ Kenda B. Gonzales
Kenda B. Gonzales
Chief Financial Officer, Secretary and Treasurer

	By:	/s/ Todd S. Nelson
Todd S. Nelson
Chairman of the Board, President, and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 30, 2004